FOR IMMEDIATE RELEASE

Diodes Incorporated Reports First Quarter 2006 Results

•	Revenues up 51% year-over-year to record $73.6 million
•	Net income increased 29% to $9.3 million, or $0.34 per share
•	Pro forma net income up 48% to $10.7 million, or $0.38 per share

Westlake Village, California, May 4, 2006 - Diodes Incorporated (Nasdaq: DIOD), a leading manufacturer and supplier of high quality discrete and analog semiconductors, today reported financial results for the first quarter ended March 31, 2006.

First Quarter Highlights

➢	Revenues increased 51% year-over-year and 20% sequentially to $73.6 million
➢	Operating income increased 19% to $10.8 million; pro forma up 36% to $12.4 million
➢	Net income increased 29% to $9.3 million, or $0.34 per share
➢	Pro forma net income increased 48% to $10.7 million, or $0.38 per share, excludes $0.04 share-based compensation expense
➢	Completed Anachip acquisition
➢	Launched new Synchronous PWM controller and series of standard analog IC products targeting high volume applications

Revenues for the first quarter of 2006 were $73.6 million, an increase of 51.4% from the first quarter of 2005, and a sequential increase of 19.9% from the fourth quarter of 2005. Net income for the quarter increased 28.6% to $9.3 million, compared to $7.2 million for the three months ended March 31, 2005. Diluted earnings per share were $0.34 for the first quarter of 2006, as compared to $0.31 for the same period last year reflecting additional shares from the follow-on offering. First quarter 2006 net income includes $1.4 million related to stock option expensing. Under FAS 123(R), the Company began expensing stock options in the first quarter of 2006, and therefore, equivalent share-based compensation expense was not reflected in prior periods.

Commenting on the quarter, Dr. Keh-Shew Lu, President and CEO of Diodes Incorporated, said, “We are very pleased to report another quarter of record revenues and strong profitability, reflecting the success of our growth strategy and excellent reception to our new products by Diodes’ global customers. During the first quarter, we were able to enter the analog market successfully, with the completion of the Anachip acquisition and the introduction of our first series of new standard linear devices targeting high-volume applications.

“We have made excellent progress in integrating Anachip with Diodes’ product offerings and that of our sales and marketing organization. Over the balance of 2006, we intend to complete the manufacturing integration of analog products with our world-class packaging capability in China, which we expect will have a favorable impact on our gross margins. Customer interest in our expanded product offerings has been very strong, and we believe that we are well positioned for substantial future growth in both the discrete and analog segments.”

End Markets
Diodes’ market share in Asia, North America and Europe set new records, with Asia contributing 69% of total sales, and North America and Europe generating 28% and 3%, respectively.

Mark King, Senior Vice President of Sales and Marketing, stated, “Our very strong growth in Asia was driven primarily by the Anachip acquisition, with robust demand for applications in LCD monitors, TVs, Wireless LANs, and battery chargers more than compensating for some seasonal weakness in motherboard and digital audio players. As a result of the Anachip acquisition, we have significantly increased our sales and applications team in China, realized synergies with our Taiwan sales team, and gained a new Korean sales office that strengthens our footprint in this key market.”

“North America sales exceeded our expectations, with brisk demand for TV set-top boxes and hand-held medical devices. Sales to customers that design in the United States and build in Asia remained strong, with intensified new design activity as well as new qualifications to ‘second source’ long lead-time parts. We have seen strong design activity for our growing family of array products, as customized arrays gain traction with applications requiring very small form factors. There is also robust interest in our new PowerDI123 packages, resulting in several new design wins,” said Mr. King.

“Revenue in Europe rose better than 50% sequentially, reflecting strong demand by both OEM accounts and distributors. We are very pleased with the performance of our recently expanded distribution network in Europe, adding additional sales staff in France and Germany, and had our most successful quarter ever for design wins with European accounts,” concluded Mr. King.

New Products and Design Wins
New product revenues reached a record 23% during the quarter, reflecting the large number of recently introduced products from the Anachip acquisition. At the end of the first quarter, Diodes launched a new Synchronous Pulse Width Modulation (PWM) Controller in a series of planned analog integrated circuit (IC) part introductions into Diodes’ analog power management product line.

“We are very pleased with customer reception to our new standard analog power management products, and we have a very aggressive product development road map in place targeting analog applications where we see the opportunity to leverage our highly efficient packaging capabilities,” stated Dr. Lu. “Along with the new controller, we released six industry standard analog products and two surface-mount package types now manufactured at our China facility. These new packages enable us to compete in the high-volume analog IC market and expand our discrete offerings in the medium-power range.”

Additional Financial Highlights
Gross profit for the first quarter of 2006 was $24.2 million, compared to $21.4 million in the fourth quarter of 2005, and a 45.9% increase over $16.6 million in the first quarter of 2005. Gross margin for the quarter was 32.9%, compared to 34.1% of sales for the same period in 2005, reflecting the lower gross margins associated with the current analog products. The Company expects that gross margins will benefit from the planned manufacturing integration of analog products in the second half of 2006. Excluding share-based expenses included in cost of goods sold, first quarter gross margin would have been 33.1%.

For the quarter, SG&A expenses were $11.3 million, or 15.3% of sales, as compared to $6.7 million, or 13.8% of revenue, in the comparable quarter last year. Included in SG&A expenses were $1.3 million in non-cash, share-based compensation. For comparable purposes, excluding the share-based compensation, SG&A for the first quarter of 2006 would have been 13.5% of sales. (See table for a reconciliation of the impact of share-based compensation expense to reported results.)

Investment in research and development rose by $1.1 million to $2.0 million, or 2.7% of revenue, compared to 1.9% of revenue in the first quarter of 2005. The increase in R&D reflects the impact of the Anachip acquisition and Diodes’ investment in developing new products in the discrete, analog and mixed signal segments.

Operating income for the first quarter increased by 19.0% to $10.8 million, or 14.7% of revenue, compared to $9.1 million, or 18.7% of revenue, for the first quarter of 2005. Excluding the FAS123(R) impact, operating income for the first quarter of 2006 would have been 16.9% of revenue.

Capital expenditures for the current quarter were $11.8 million and depreciation expense was $4.7 million.

At March 31, 2006, Diodes had $99.5 million in cash and short-term investments, $139.2 million in working capital, and $6.6 million in long-term debt. For the first quarter, the Company generated cash flow from operations of $17.0 million, and shareholders’ equity increased 6.6% to $240.4 million.

Business outlook
“Entering the second quarter, shipments and orders for delivery continue to show strength with a book-to-bill ratio above one. Given our strong momentum in the marketplace and expanded addressable markets, we expect that revenues will increase sequentially by an additional 3-6% in the second quarter. We expect second quarter gross margin percentage to be comparable to the first quarter and we expect to see gradual expansion in our gross margin over the balance of 2006 and beyond, as we continue to execute our strategy,” Dr. Lu concluded.

Conference Call
Diodes Incorporated will hold its first quarter conference call for all interested persons at 1:00 p.m. Pacific Time (4:00 p.m. Eastern Time) today to discuss its results. This conference call will be broadcast live over the Internet and can be accessed by all interested parties on the investor section of Diodes’ website at www.diodes.com. To listen to the live call, please go to the Investor section of Diodes website and click on the Conference Call link at least fifteen minutes prior to the start of the call to register, download, and install any necessary audio software. For those unable to participate during the live broadcast, a replay will be available shortly after the call on Diodes’ website for 60 days.

About Diodes Incorporated
Diodes Incorporated (Nasdaq: DIOD) is a leading manufacturer and supplier of high-quality discrete and analog semiconductor products primarily to the communications, computing, industrial, consumer electronics and automotive markets. The Company's corporate sales, marketing, engineering and logistics headquarters is located in Southern California, with two manufacturing facilities in Shanghai, China, a wafer fabrication plant in Kansas City, Missouri, engineering, sales, warehouse and logistics offices in Taipei, Taiwan and Hong Kong, and sales and support offices throughout the world. Diodes, Inc. recently acquired Anachip Corporation, a fabless analog IC company in Hsinchu Science Park, Taiwan.

Diodes, Inc.'s product focus is on subminiature surface-mount discrete devices, analog power management ICs and Hall-effect sensors all of which are widely used in end-user equipment such as TV/Satellite set top boxes, portable DVD players, datacom devices, ADSL modems, power supplies, medical devices, wireless notebooks, flat panel displays, digital cameras, mobile handsets, DC to DC conversion, Wireless 802.11 LAN access points, brushless DC motor fans, and automotive applications. For further information, visit the Company’s website at http://www.diodes.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Any statements set forth above that are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, any forecast of revenues, gross margin or the manufacturing integration of analog products. Potential risks and uncertainties include, but are not limited to, such factors as fluctuations in product demand, the introduction of new products, the Company's ability to maintain customer and vendor relationships, technological advancements, impact of competitive products and pricing, growth in targeted markets, risks of foreign operations, and other information detailed from time to time in the Company's filings with the United States Securities and Exchange Commission.

Source: Diodes Incorporated
CONTACT: Carl Wertz, Chief Financial Officer, Diodes Incorporated (805) 446-4800
e-mail: carl_wertz@diodes.com
or
Crocker Coulson, President, CCG Investor Relations,
(818) 789-0100, e-mail: crocker.coulson@ccgir.com

Recent news releases, annual reports, and SEC filings are available at the Company’s website: http://www.diodes.com. Written requests may be sent directly to the Company, or they may be e-mailed to: diodes-fin@diodes.com.

CONSOLIDATED CONDENSED INCOME STATEMENT and BALANCE SHEET FOLLOWS

DIODES INCORPORATED AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEET

ASSETS

	December 31,	March 31,
	2005	2006
CURRENT ASSETS		(unaudited)

Cash and equivalents	$73,288,000	$53,671,000
Short-term investments	40,348,000	45,806,000
Total cash and short-term investments	113,636,000	99,477,000

Accounts Receivable
Customers	48,348,000	54,611,000
Related parties	6,804,000	6,107,000
	55,152,000	60,718,000
Less: Allowance for doubtful receivables	(534,000)	(568,000)
	54,618,000	60,150,000

Inventories	24,611,000	36,877,000
Deferred income taxes, current	2,541,000	5,301,000
Prepaid expenses and other current assets	5,326,000	5,978,000

Total current assets	200,732,000	207,783,000

PROPERTY, PLANT AND EQUIPMENT, at cost, net
of accumulated depreciation and amortization	68,930,000	76,391,000

DEFERRED INCOME TAXES, non current	8,466,000	7,547,000

OTHER ASSETS
Equity investment	5,872,000	—
Goodwill	5,090,000	24,383,000
Other	425,000	2,854,000

TOTAL ASSETS	$289,515,000	$318,958,000

DIODES INCORPORATED AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEET

LIABILITIES AND STOCKHOLDERS’ EQUITY
	December 31,	March 31,
	2005	2006
		(unaudited)

CURRENT LIABILITIES
Line of credit	$3,000,000	$4,712,000
Accounts payable
Trade	18,619,000	29,047,000
Related parties	7,921,000	11,145,000
Accrued liabilities	19,782,000	21,635,000
Current portion of long-term debt
Related party	—	—
Other	4,621,000	1,937,000
Current portion of capital lease obligations	138,000	139,000

Total current liabilities	54,081,000	68,615,000

LONG-TERM DEBT, net of current portion
Related party	—	—
Other	4,865,000	4,679,000

CAPITAL LEASE OBLIGATIONS, net of current portion	1,618,000	1,568,000

MINORITY INTEREST IN JOINT VENTURE	3,477,000	3,728,000

STOCKHOLDERS' EQUITY
Common stock - par value $0.66 2/3 per share; 30,000,000 shares authorized; 25,258,119 and 25,516,788shares issued at December 31, 2005 and March 31, 2006, respectively	16,839,000	17,007,000
Additional paid-in capital	94,664,000	100,106,000
Retained earnings	114,659,000	123,971,000
Less:	226,162,000	241,084,000
Accumulated other comprehensive gain (loss)	(688,000)	(716,000)

Total Stockholders' equity	225,474,000	240,368,000

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	289,515,000	318,958,000

DIODES INCORPORATED AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended
	March 31,
	2005	2006

Net sales	$48,600,000	$73,589,000
Cost of goods sold (1)	32,004,000	49,375,000

Gross profit	16,596,000	24,214,000

Selling and general administrative expenses (2)	6,692,000	11,284,000
Research and development expenses (3)	900,000	1,966,000
Loss (gain) on disposal of fixed assets	(105,000)	120,000
Total operating expenses	7,487,000	13,370,000

Income from operations	9,109,000	10,844,000

Other income (expense)
Interest income	4,000	734,000
Interest expense	(159,000)	(140,000)
Other	(42,000)	(207,000)
	(197,000)	387,000

Income before income taxes and minority interest	8,912,000	11,231,000
Income tax provision (4)	(1,433,000)	(1,690,000)

Income before minority interest	7,479,000	9,541,000

Minority interest in joint veture earnings	(239,000)	(229,000)

Net income	$7,240,000	$9,312,000

Earnings per share
Basic	$0.34	$0.37
Diluted	$0.31	$0.34

Number of shares used in computation
Basic	21,326,865	25,348,986
Diluted (5)	23,525,022	27,679,070

DIODES INCORPORATED AND SUBSIDIARIES
CONSOLIDATED RECONCILIATION OF NET INCOME TO PRO FORMA NET INCOME

Pro forma consolidated statements of income are presented because we use it as an additional measure of our operating performance. Pro forma net income and pro forma net income per share should not be considered as alternatives to net income, earnings per share or other measures of consolidated operations and cash flow data prepared in accordance with accounting principles generally accepted in the United States of America, as indicators of our operating performance, or as alternatives to cash flow as a measure of liquidity. Pro forma consolidated statements of income are intended to present our operating results, excluding items described below, for the periods presented.

Pro forma net income and	Three Months Ended
earnings per share reconciliation	March 31,
	2005	2006

GAAP net income	$7,240,000	$9,312,000
Pro forma adjustments:
Share-based compensation expense included in cost of goods sold:	—	133,000
Share-based compensation expense included in selling, general and administrative expenses:	—	1,316,000
Share-based compensation expense included in research and development expenses:	—	147,000

Total share-based compensation expense	—	1,596,000

Income tax benefit related to share-based compensation	—	205,000

Pro forma net income	$7,240,000	$10,703,000
Diluted shares used in computing Pro forma earnings per share	23,525,022	27,679,070
Incremental shares considered to be outstanding:	—	769,928
Adjusted diluted shares used in computing Pro forma earnings per share	23,525,022	28,448,998

Pro forma earnings per share
Basic	$0.34	$0.42
Diluted	$0.31	$0.38

(1) For the quarter ended March 31, 2006, includes $133,000 of share-based compensation expense.
(2) For the quarter ended March 31, 2006, includes $1,316,000 of share-based compensation expense.
(3) For the quarter ended March 31, 2006, includes $144,000 of share-based compensation expense.
(4) For the quarter ended March 31, 2006, includes $205,000 of income tax benefit related to share-based compensation expense.
(5) For the quarter ended March 31, 2006, 769,928 fewer shares are considered to be outstanding under FAS123R.

DIODES INCORPORATED AND SUBSIDIARIES
CONSOLIDATED RECONCILIATION OF NET INCOME TO EBITDA

EBITDA represents earnings before net interest expense, income tax provision, depreciation and amortization. Our management believes EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties in evaluating companies in our industry. In addition, our management believes that EBITDA is useful in evaluating our operating performance compared to that of other companies in our industry because the calculation of EBITDA generally eliminates the effects of financing and income taxes and the accounting effects of capital spending, which items may vary for different companies for reasons unrelated to overall operating performance. As a result, our management uses EBITDA as a measure to evaluate the performance of our business. However, EBITDA is not a recognized measurement under generally accepted accounting principles, or GAAP, and when analyzing our operating performance, investors should use EBITDA in addition to, and not as an alternative for, income from operations and net income, each as determined in accordance with GAAP. Because not all companies use identical calculations, our presentation of EBITDA may not be comparable to similarly titled measures of other companies. Furthermore, EBITDA is not intended to be a measure of free cash flow for our management’s discretionary use, as it does not consider certain cash requirements such as a tax and debt service payments.

The following table provides a reconciliation of Net Income to EBITDA:

	Three Months Ended
	March 31,
(in thousands)	2005	2006

Net Income	$7,240	$9,312
Plus:
Interest expense, net	155	594
Income tax provision	1,433	1,690
Depreciation and amortization	3,910	4,673

EBITDA	$12,738	$16,269